FOR IMMEDIATE RELEASE

CONTACT:	Brian R. Haskell
Vice President Business Development & Chief Legal Officer
401-274-5658 ext. 738

LEADERSHIP CHANGE AT NESTOR MARKS COMPLETION OF TURNAROUND

PROVIDENCE, RI--(Marketwire – January 14, 2009) - Nestor, Inc. (OTC BB: NEST), a leading provider of advanced automated traffic enforcement solutions and services, announced the departure of its CEO Clarence A. Davis, CPA.  The Company welcomes long-time board member Michael C. James as its new Chief Executive Officer on an interim basis.  Mr. James will take the lead in working with the Company’s Noteholders and negotiating new financing terms.  The Company is in discussions with its Noteholders and is confident that the net results of recent changes will be positive and profitable.

Clarence Davis stated “I believe now more than ever that Nestor is the right company at the right time.  I am very proud to have worked with so many truly talented people and with such fantastic technology.  Rest assured, I will work with Mr. James to effect a smooth leadership transition.”

“Many thanks to Mr. Davis for his tireless efforts over the last two years bringing Nestor from a Company in financial disarray to one poised for tremendous success,” stated Mr. James.  “His leadership was instrumental to developing and executing the Company’s strategic plan, streamlining business processes and ultimately growing revenues to new heights in Nestor history.  He has greatly improved our financial condition and positioned us well for market leadership.  I have every confidence in the Company’s long-term success.”

“Nestor is a Company on the precipice of greatness.  Mr. Davis has done a tremendous job turning the Company around.  We begin a new day dedicated to advancing sales, expanding infrastructure and securing new financing,” stated James.

Michael C. James has been a member of Nestor’s Board of Directors since 2006.  Mr. James is the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, since 1999.  Mr. James also holds the position of Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners, L.P.  Mr. James is a director of Guided Therapeutics, Inc. where he is Chairman of the Compensation Committee and serves on the Audit Committee.  He was employed by Moore Capital Management, Inc., a private investment management company from 1995 to 1999 and held the position of Partner.   He was employed by Buffalo Partners, L.P., a private investment management company from 1991 to 1994 and held the position of Chief Financial and Administrative Officer.  He was employed by National Discount Brokers from 1986 to 1991 and held the positions of Treasurer and Chief Financial Officer.  He began his career in 1980 as a staff accountant with Eisner, LLP.  Mr. James received a B.S. degree in Accounting from Fairleigh Dickenson University in 1980.

Nestor Traffic Systems provides automated traffic enforcement solutions to state and municipal governments.  Our CrossingGuard® red light enforcement system uses patented multiple, time-synchronized videos to capture comprehensive evidence of red light violations.  In addition, CrossingGuard® offers customers a unique Collision Avoidance™ safety feature that can help prevent intersection collisions.  We also offer a video-based ViDAR™ speed detection and imaging system which uses non-detectable, passive video detection and enforces multiple, simultaneous violations bi-directionally.  Nestor Traffic Systems is a distributor for the Vitronic PoliScanSpeed™ scanning LiDAR, capable of tracking multiple vehicles in multiple lanes simultaneously.  CrossingGuard®  and ViDAR™ are registered trademarks of Nestor Traffic Systems, Inc.  PoliScanSpeed™ is a trademark of Vitronic.  For more information, call (401) 274-5658 or visit www.nestor.com.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, further approvals of contracted approaches, legal and legislative challenges to automated traffic enforcement, patent protection of our technology, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Investors are advised to read our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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